Exhibit 10.23

AMENDMENT NUMBER ONE TO

AMENDED AND RESTATED

AGREEMENT RELATING TO RETENTION AND

NONCOMPETITION AND OTHER COVENANTS

AMENDMENT NUMBER ONE (the “Amendment”), dated as of February 26, 2009 (the “Amendment Effective Date”), by and among Lazard Ltd, a company incorporated under the laws of Bermuda (“PubliCo”), Lazard Group LLC, a Delaware limited liability company (“Lazard”), on its behalf and on behalf of its subsidiaries and affiliates (collectively with Lazard, PubliCo, and its and their predecessors and successors, the “Firm”), and Steven J. Golub (the “Executive”), to the Amended and Restated Agreement Relating to Retention and Noncompetition and Other Covenants, dated as of May 7, 2008, between the Executive and the Firm (the “Retention Agreement”).

WHEREAS the Firm and the Executive wish to amend Section 3(e)(v) of the Retention Agreement to reflect that the Firm may grant a portion of the Executive’s ordinary annual incentive compensation in the form of deferred cash awards that will be paid in installments, subject to continued employment and other vesting conditions (each such cash award, a “Deferred Cash Award”), and that such Deferred Cash Awards shall be treated in the same manner as restricted stock units in the event of the Executive’s retirement in accordance with Section 3(e)(v) of the Retention Agreement.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, effective as of the Amendment Effective Date, the Executive, PubliCo and Lazard hereby agree to amend the Retention Agreement as follows:

SECTION 1. Amendment to Section 3(e)(v). Section 3(e)(v) is hereby amended by adding the following sentence to the end of that section:

“The Executive, PubliCo and Lazard hereby agree that unless otherwise agreed by the Executive and the Firm in writing, any Deferred Cash Awards granted to the Executive as part of the Firm’s ordinary annual incentive compensation process shall be considered Ordinary Compensation Awards for purposes of this Section 3(e)(v).”

SECTION 2. Choice of Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (UNITED STATES OF AMERICA), WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS WHICH COULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the parties to the Retention Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Retention Agreement, all of which shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Retention Agreement specifically referred to herein. After the date hereof, any reference to the Retention Agreement shall mean the Retention Agreement as modified hereby.

SECTION 4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which, when taken together, shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the Executive, PubliCo and Lazard hereto have caused this Amendment to be executed and delivered on the date first above written.

LAZARD LTD

By:

Name:
Title:

LAZARD GROUP LLC (on its behalf, and on behalf of its subsidiaries and affiliates)

By:

Name:
Title:

STEVEN J. GOLUB

By: